Exhibit 10.11
AMENDMENT TO
EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of August 1, 2024 (the “Amendment Effective Date”), by and between Howard Hughes Holdings Inc., a Delaware corporation (the “Company”) and Matthew Partridge (“Executive”) and amends that certain Employment Agreement by and between the Company and Executive, dated as of February 22, 2024 (the “Employment Agreement”).
WHEREAS, Section 2(b)(iii) of the Employment Agreement provides for an Annual LTIP Award (as defined therein) based on Executive’s achievement of certain performance criteria determined by the Compensation Committee in the form of an equity-based incentive award;
WHEREAS, the Company has entered into that certain Separation and Distribution Agreement (“Separation Agreement”) with Seaport Entertainment Group Inc., a Delaware corporation, (“Seaport”) dated as of July 31, 2024, pursuant to which Seaport will be separated from the Company, and Seaport’s stock will be distributed to certain shareholders of the Company (the “Separation Transaction”);
WHEREAS, in connection with the Separation Transaction, the Company and Executive wish to make certain changes to the Employment Agreement; and
WHEREAS, pursuant to Section 12 of the Employment Agreement, the Employment Agreement may be amended at any time by written agreement between the Company and Executive.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Amendment, the Company and Executive, intending to be legally bound, hereby agree as follows:
1.    The Employment Agreement is hereby amended by adding the following to the end of Section 2(b)(ii):
“Notwithstanding the foregoing, the Executive’s Annual Bonus for 2024 shall be determined at the sole discretion of the Compensation Committee based on the achievement of Seaport’s 2024 Company goals approved by Seaport’s Board of Directors, subject to the minimum and maximum performance target percentages otherwise set forth herein (i.e., minimum target of 50% of the Target Bonus Amount and maximum of 150% of the Target Bonus Amount).”
2.     The Employment Agreement is hereby amended by adding the following to the end of Section 2(b)(iii):
“Notwithstanding the foregoing, if (A) this Agreement is assigned to Seaport before December 31, 2024 in accordance with Section 9(d) because Seaport begins trading on a nationally recognized exchange (the “Seaport Assignment”), and (B) the Executive is granted an Annual LTIP Award during 2024, then such Annual LTIP Award shall be: (X) in the form of a Restricted Stock Unit award issued pursuant to the Seaport Entertainment Group Inc. 2024 Equity Incentive Plan (the “SEG Plan”), (Y) subject to ONE HUNDRED PERCENT (100%) time-based vesting over three (3) years, with one-third (1/3) of such award vesting on each of the first three (3) anniversaries of the grant date subject to the Executive’s continuous service to the Company or a subsidiary thereof with full acceleration on a subsequent Change of Control (as defined in the SEG Plan), and (Z) based on an initial value of ONE HUNDRED PERCENT (100%) of the Target LTIP Award Amount calculated based on a volume weighted average trading price of

Seaport common stock for the first five (5) days that Seaport begins trading on a nationally recognized exchange as determined by the Compensation Committee. For the avoidance of doubt, the immediately prior sentence shall be disregarded and shall not apply to any Annual LTIP Award granted under this Section 2(b)(iii) before the Seaport Assignment or after December 31, 2024, and instead, such award, if any, will be in the form, in the amount, and subject to the vesting schedule, as determined by the Compensation Committee in accordance with the other provisions of this Section 2(b)(iii).”
3.     Except to the extent amended hereby, the terms and provisions of the Employment Agreement shall remain in full force and effect.
[Signatures page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to Employment Agreement as of the Amendment Effective Date.

SEAPORT ENTERTAINMENT GROUP INC.

By:	/s/ Rebecca Sachs
Name:	Rebecca Sachs
Title:	Chief People Officer

EXECUTIVE:

By:	/s/ Matthew Partridge
Name:	Matthew Partridge
[Signature Page to Amendment to Employment Agreement]